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                                                                   EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



TO THE BOARD OF DIRECTORS AND SHAREHOLDERS

MUTUAL RISK MANAGEMENT LTD.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-44124, 33-55282 and 333-05080) and Form S-3 (Nos. 33-77850,
33-80153 and 333-02742) of Mutual Risk Management Ltd. of our report dated February 19, 1997, with respect to the consolidated financial statements and schedules of Mutual Risk Management Ltd. included in this Annual Report (Form 10-K) for the year ended December 31,1996.


Hamilton, Bermuda                                       ERNST & YOUNG
March 27, 1997